                        1996 NEBS EXECUTIVE BONUS PLAN

                        (Effective as of July 1, 1995)









        This Executive Bonus Plan was adopted by the Board of Directors of New England Business Service, Inc. (the "Company") on July 28, 1995 upon the recommendation of its Organization and Compensation Committee for the purpose of providing incentive compensation for the senior executives and managers of the

Company and its subsidiaries.  This Plan shall be governed by the following definitions and calculations.



        I.      Participants.  The Participants in the Plan for the 1996
                ------------
        fiscal year of the Company (the "Year") and their respective

        Target Bonus Percentages shall be as follows:

                A.      Officers of the Company.
                        -----------------------

                        William C. Lowe,
                        President, Chief Executive Officer                   70%

                        Timothy D. Althof,
                        Vice President, Corporate Controller                 50%

                        Edward M. Bolesky,
                        Vice President - General Manager, Business
                        Solutions and Operations                             50%

                        Robert S. Brown,
                        Vice President - General Manager, Subsidiaries       50%

                        Russell V. Corsini, Jr.,
                        Vice President, Chief Financial Officer              50%

                        Sally C. Davis,
                        Vice President - Business Planning and
                        Development                                          50%

                        Michael F. Dowd,
                        Vice President - General Manager, Corporate
                        Marketing and Strategy                               50%

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                        John F. Fairbanks,
                        Treasurer and Secretary                              50%

                        Thomas W. Freeze,
                        Vice President - Finance and Administration,
                        Image Products                                       50%

                        Linda A. Jacobs,
                        Vice President - General Manager,
                        Image Products                                       50%

                        Kenneth R. Kaisen,
                        Vice President -  General Manager,
                        Business Solutions Marketing and
                        Information Systems                                  50%

                        Gerald G. Kokos,
                        Vice President - General Manger,
                        Software and Services                                50%

                        Steven G. Schlerf,
                        Vice President - Image Manufacturing and
                        Product Development                                  50%

                        Peter J. Zarrilla,
                        Vice President - Human Resources                     50%

                B.      CEOs of Subsidiaries.
                        --------------------

                        Robert T. Richardson,
                        President and Chief Executive,
                        NEBS Business Forms, Ltd.                            40%

                        Steven H. Dedo
                        General Manager,
                        NEBS Business Stationery                             40%


No Participant shall be eligible to participate in the NEBS Profit Sharing Plan for any year in which he or she is entitled to participate in this Plan.

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        II.     Target Bonus.  The Target Bonus payable to a Participant
                ------------

        with respect to the Year shall be an amount arrived at by multiplying his or her base salary initially fixed for the Year by his or her

        Target Bonus Percentage.

        III.    Actual Bonuses.
                --------------

                A.  President, Chief Executive Officer; Vice President, Chief
                    ---------------------------------------------------------
                    Financial Officer; Vice President, Corporate Controller;
                    --------------------------------------------------------
                    and Vice President - Business Planning and Development
                    ------------------------------------------------------

                     1. The Actual Bonus of each of these Participants shall be calculated by multiplying his or her Target Bonus by a percentage which shall be 50% of the sum of (i) a "Consolidated Sales Factor" based on the percentage which the consolidated net sales for the Year are of the budgeted net sales for the Year less $3,712,000 (the "targeted consolidated net sales" for the Year), and (ii) a "Consolidated Profit Factor" based on the percentage which the consolidated earnings per share for the Year are of the budgeted earnings per share for the Year less $.04 per share (the "targeted consolidated earnings per share" for the Year), as described below:

                         (a)  Consolidated Sales Factor equals 100% plus 5.51%
                              -------------------------
                              for each one percent by which consolidated net sales are more than the targeted consolidated net sales for the Year, or 100% minus 5.51% for each one percent by which consolidated net sales are less than the targeted consolidated net sales for the Year (calculated in either case to the nearest one-tenth of one percent), provided that the Sales Factor shall be 0% if consolidated net sales for the Year are less than 90.931% of the targeted consolidated net sales for the Year.

                         (b)  Consolidated Profit Factor equals 100% plus 6.48%
                              --------------------------
                              for each one percent by which consolidated earnings per share are more than the targeted consolidated earnings per share for the Year up to and including 110.317% of targeted consolidated earnings per share for the Year and 9.72% for each one percent by which consolidated earnings per share are more than 110.317% of targeted consolidated earnings per share for the Year, or 100% minus 6.48% for each one percent by which consolidated earnings per share are less than targeted consolidated earnings per share (calculated in either case to the nearest one-tenth of one percent), provided that the profit factor shall be 0% if the earnings per share for the Year are less than 92.063% of targeted consolidated earnings per share.

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                    2.    No bonuses shall be paid to any of these Officers if
                          the Company's consolidated earnings per share for the Year are less than 84.921% of the targeted consolidated earnings per share.



                B.  Chief Executives of Subsidiary Business Units.
                    ---------------------------------------------

                    1. The Chief Executive of NEBS Business Forms, Ltd. and the General Manager of NEBS Business Stationery shall be paid an actual bonus which shall be the sum of the following products:

                        (a) 15% of his Target Bonus times the Consolidated Sales Factor;

                        (b) 15% of his Target Bonus times the Consolidated Profit Factor;

                        (c) His unit's sales factor award determined pursuant to Section 2 below; and

                        (d) His unit's profit factor award determined pursuant to Section 3.



                    2.  The Sales Factor Awards of the several subsidiary
                        -----------------------
                        business units shall reflect the degree of attainment (up to 100%) of the following unit sales goals for the
                        Year:


                        NEBS
                        Business
                        Forms, Ltd.                         Budgeted Unit Sales

                        NEBS
                        Business
                        Stationery                          Budgeted Unit Sales

                        Successful attainment of the fiscal year sales goal earns the participant 35% of his Target Bonus. Each 1% of performance below the fiscal year sales goal results in a 20% reduction in the award for this factor (7% of Target Bonus). For fiscal year performance at 95% or less of the fiscal year sales goal, the award for this factor shall be 0.

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                    3.  The Profit Factor Awards of the several subsidiary
                        ------------------------
                        business units shall reflect the degree of attainment (up to 100%) of the following unit profit from operations goals for the Year:

                        NEBS
                        Business
                        Forms, Ltd.        Budgeted Unit Profit From Operations

                        NEBS
                        Business
                        Stationery         Budgeted Unit Profit From Operations

                        Successful attainment of the fiscal year profit from operations goal earns the participant 35% of his Target Bonus. Each 1% of performance below the fiscal year profit from operations goal results in a 20% reduction in the award for this factor (7% of Target Bonus). For fiscal year performance at 95% or less of the fiscal year profit from operations goal, the award for this factor shall be 0.

                    4. All performance calculations pursuant to Sections 2 and 3 shall be made to the nearest one-tenth of one percent. No bonus shall be paid to any CEO of a subsidiary business unit if the consolidated earnings per share for the Year are less than 84.921% of the targeted consolidated earnings per share.

                C.      The Officers and General Managers in Charge of the
                        --------------------------------------------------
                        Company's Business Units.
                        ------------------------

                        1. The Vice President - General Manager, Business Solutions, and Operations, the Vice President - General Manger, Subsidiaries, the Vice President - Finance and Administration, Image Products, the Vice President - General Manger, Image Products, the Vice President - General Manger, Business Solutions Marketing and Information Systems, the Vice President -General Manager, Software and Services, and the Vice President, Image Manufacturing and Product Development, shall be paid an actual bonus which shall be the sum of the following:

                                  (a) 20% of his or her Target Bonus times the Consolidated Sales Factor;

                                  (b) 20% of his or her Target Bonus times the Consolidated Profit Factor;

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                                  (c)  20% of his or her Target Bonus times the
                                       Unit/Subsidiary Sales Factor for the
                                       Year, determined pursuant to Section 2
                                       below;

                                  (d) 20% of his or her Target Bonus times the Unit/Subsidiary Profit Factor for the Year, determined pursuant to Section 3 below; and

                                  (e) 20% of his or her Target Bonus times his or her Additional Factor determined by the President, Chief Executive Officer on the basis of Qualitative
                                       Measurements.

                    2.  The Unit/Subsidiaries Sales Factor Awards of the
                        -----------------------------------------
                        several business units shall reflect the degree of attainment (up to 100%) of the following unit/subsidiaries sales goals for the Year:

                        Business Solutions                 Budgeted Unit Sales

                        Software and Services              Budgeted Unit Sales

                        Image                              Budgeted Unit Sales

                        Image and                          Budgeted Unit Sales
                        Image Channels*

                        Subsidiaries (UK, Canada)          Budgeted Unit Sales

                        Successful attainment of each fiscal year sales goal earns the participant 20% of his or her Target Bonus. Each 1% of performance below a fiscal year sales goal results in a 20% reduction in the award for this factor (4% of Target Bonus). For performance at 95% or less of a fiscal year sales goal, the award for this factor shall be 0.

                    3.  The Unit/Subsidiaries Profit Factor Awards of the
                        ------------------------------------------
                        several business units shall reflect the degree of attainment (up to 100%) of the following unit profit from operations goals for the Year:

                        Business Solutions                 Budgeted Unit Profit
                                                           From Operations

                        Software and Services              Budgeted Unit Profit
                                                           From Operations

                        Image                              Budgeted Unit Profit
                                                           From Operations

                        Subsidiaries (UK, Canada)          Budgeted Unit Profit
                                                           From Operations

                        *Sales of Image Products through the Direct Marketing Channel plus sales of all products through the Dealer
                        (DFS) and Image Retail Channels.

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                        Successful attainment of each fiscal year profit from
                        operations goal earns the participant 20% of his or her Target Bonus. Each 1% of performance below a fiscal year profit from operations goal results in a 20% reduction in the award for this factor (4% of Target Bonus). For performance at 95% or less of a fiscal year profit from operations goal, the award for this factor shall be 0.

                    4. All performance calculations pursuant to Sections 2 and 3 shall be made to the nearest one-tenth of one percent. No bonus shall be paid to any of these executives if the consolidated earnings per share for the Year are less than 84.921% of the targeted consolidated earnings per share.

                D.  Other Corporate Officers.
                    ------------------------

                    1. The Vice President - General Manager, Corporate Marketing and Strategy shall be paid an actual bonus which shall be the sum of the following products:

                        (a) 20% of his Target Bonus times the Consolidated Sales Factor;

                        (b) 20% of his Target Bonus times the Consolidated Profit Factor;

                        (c) 25% of his Target Bonus times the Direct Marketing Bookings Factor;

                        (d) 25% of his Target Bonus times the Direct Marketing Cost Factor; and

                        (e) 10% of his Target Bonus times his Additional Factor determined by the President, Chief Executive Officer on the basis of Qualitative Measurements.

                        Direct Marketing Bookings Factor shall reflect the
                        --------------------------------
                        degree of attainment (up to 100%) of the Domestic NEBS Direct Marketing Budgeted Bookings Goal. Successful attainment of the Direct Marketing Budgeted Bookings Goal earns the participant 25% of his Target Bonus. Each 1% of performance below the Direct Marketing Budgeted Bookings Goal results in a 20% reduction in the award for this factor (5% of Target Bonus). For performance of 95% or less of the Direct Marketing Budgeted Bookings Goal, the award for this factor shall be 0.

                        Direct Marketing Cost Factor shall reflect the degree of
                        ----------------------------
                        attainment (up to 100%) of the Direct Marketing Cost Goal of 23.9% of Domestic NEBS Direct Marketing Bookings. Successful attainment of the Direct Marketing Cost Goal earns the participant 25% of his Target Bonus. Each .239% (1% of goal) by which the Direct Marketing Cost Goal exceeds 23.9% results in a 20% reduction in the award for this factor (5% of Target Bonus). If Direct Marketing Costs exceed 24.095% the award for this factor shall be 0.

                    2. The Vice President - Human Resources and Treasurer and Secretary shall be paid an actual bonus which shall be the sum of the following products:

                        (a) 40% of his Target Bonus times the Consolidated Sales Factor;

                        (b) 40% of his Target Bonus times the Consolidated Profit Factor; and

                        (c) 20% of his Target Bonus times his Additional Factor determined by the President, Chief Executive Officer on the basis of Qualitative Measurements.


        IV.     Bonus Payouts.
                -------------

                80% of the payout will be in the form of cash; 20% of the payout will be in the form of NEBS Stock with a share price which is established at the close of trading on the New York Stock Exchange on the third business day following the issuance of the press release disclosing the Company's financial results for the fourth quarter of the Year. All bonus payments will be made within 60 days after the close of the Year.

        V.      Certain Definitions and Other Provisions.
                ----------------------------------------

                A.  All references to "net" sales shall refer to consolidated net sales of the Company or net sales of a subsidiary business unit or business unit, as the case may be, as reported or used in calculating the Company's audited consolidated earnings.

                B.  For purposes of calculating the Consolidated Profit Factor,

consolidated earnings per share for the Year shall be determined by dividing the consolidated net income from continuing operations for the Year by the weighted average number of shares of Common Stock outstanding during the Year.

Consolidated net income from continuing operations shall mean such consolidated income, after taxes and after provision for executive bonuses under this Plan,

determined in accordance with all of the accounting policies employed in the preparation of the Company's audited financial statements for the Year.


                C.  Actual or targeted consolidated earnings per share, actual or targeted consolidated sales, the actual or targeted profit from operations of any subsidiary business unit or business unit or the actual or targeted net sales of any subsidiary business unit or business unit may, at the discretion of the Organization and Compensation Committee, be adjusted to eliminate the effect of (a) either the acquisition or the divestiture by the Company of any subsidiary or division during the Year, and/or (b) the imposition during the

Year by Massachusetts or any other state or states of sales taxes on services,

materials or supplies purchased by the Company or any subsidiary of the Company the effect of which is not allowed for in the Company's annual budget for the

1996 fiscal year or (c) any abatement of taxes or material increase or decrease in Federal or State corporate tax rates. It is the intention of the Organization and Compensation Committee that any such discretionary adjustment shall be made by it, and shall be announced to the affected Participants, promptly after the occurrence of the motivating event, but failure to act promptly shall not deprive the Committee of its power to make such an adjustment at a later time.

                D.  "Profit from Operations" for any subsidiary business unit or business unit of the Company shall be determined consistently with the process whereby its targeted profit from operations for the Year was determined and shall not reflect any charge for executive bonuses payable under this Plan.


                E.  Should a Participant die, retire, or become totally disabled during the Year, he or she or his or her estate shall be entitled to receive a bonus pro-rated in accordance with the percentage of his or her annual salary earned from the beginning of the Year up to the date of death, retirement or disability. Should a Participant's employment by the Company or a subsidiary business unit be terminated for any other reason, payment of any bonus hereunder for the year in which such termination occurs is at the sole discretion of the

Organization and Compensation Committee.


                F.  If a Participant assumes a new position during the Year, the

Organization and Compensation Committee may make an appropriate adjustment in his or her target bonus and/or the means of calculating his or her actual bonus,

effective from and after that event.


                G.  If a Change of Control event (as defined in Section 11 of the Company's 1994 Key Employee and Eligible Director Stock Option and Stock

Appreciation Rights Plan) occurs, the Company will within sixty (60) days following such event pay to each Participant a pro-rated bonus through the date thereof as hereinafter provided, whereupon this Plan will terminate. The portion of the bonus based on factors other than Qualitative Measurements shall be calculated based on a comparison of (i) actual results of the Company through the end of the calendar quarter next preceding the Change in Control event to

(ii) the targeted quarterly performance criteria set forth on the schedules attached hereto. The portion of the bonus based on

Qualitative Measurements will be calculated through the end of the calendar quarter next preceding the Change of Control event to the extent equitable and reasonably practicable in the judgment of the Organization and Compensation

Committee. Qualitative Measurements for which such calculation is not equitable or reasonably practicable will be disregarded and the percentage of the bonus otherwise allocated thereto under the terms hereof will be reallocated in even percentages to the Consolidated Sales and Consolidated Profit components of the bonus calculation. After determining the full year bonus based on the extent to which the aforesaid quarterly targets have been achieved, the amount of the full year bonus will be pro-rated by multiplying the same by a fraction the numerator of which is the number of days between the beginning of the fiscal year and the date of the Change of Control event and the denominator of which would be 365.

The determination of the amount of any bonus payable under this paragraph shall be made by the Organization and Compensation Committee and its determination shall be final and binding on the Company and all Participants.


                H.  In the event of any material, unusual and non-recurring charge to income, purchase or sale of any material business unit by the Company,

or other material event affecting the ability of the Participants to achieve the performance targets established under this Plan, the Organization and

Compensation Committee shall review such performance targets and make such adjustments with respect thereto as it deems reasonable and equitable in light of the purposes of this Plan. Any and all adjustments made by the Organization and Compensation Committee under this paragraph shall be final and binding on the Company and all Participants.

                I.  The Organization and Compensation Committee may in its

discretion terminate the Plan as of the end of any fiscal quarter. If the Plan is so terminated, the Company shall pay out bonuses to the Participants in such amounts as are appropriate and equitable in light of the Company's and the

Participants' performance through the end of such quarter and the targets established hereunder. The determination of the amount of any bonuses payable under this paragraph shall be made by the Organization and Compensation

Committee in line with the objectives set for each Participant, and its determination shall be final and binding on the Company and all Participants.


                J.  The Qualitative Measures referred to herein and the

application of certain of the provisions hereof are described in the FY96 MBO

Scorecards prepared by the Treasurer and dated as of October 27, 1995.


                K.  This Plan shall be effective commencing July 1, 1995.





Attachment:


   Set of Schedules - FY96 MBO Scorecards